Exhibit 13(i)

Consent of Independent Registered Public Accounting Firm

The Committee

The Prudential Variable Contract Account - 11:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

New York, New York

April 15, 2014

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-3 (the “Registration Statement”) of our report dated April 15, 2014, relating to the financial statements of Prudential Variable Contract Account- 24, which appear in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 28, 2014, relating to the financial statements of Prudential Insurance Company of America and its subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 15, 2014